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                                                                   Exhibit 99(i)

BROADWING                                       Press Release
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Investor contact:                                    Media contact:
Matt Booher                                          Thomas Osha
513.397.9904                                         513.397.7316
matt.booher@broadwing.com                   tom.osha@broadwing.com


                  BROADWING PROMOTES TOM SCHILLING, MARY MCCANN

CINCINNATI--(BUSINESS WIRE)--July 24, 2002--Broadwing Inc. today announced the promotion of two finance executives. Tom Schilling has been appointed Chief Financial Officer and Mary McCann has been named to the newly created position of Senior Vice President of Internal Controls. Both positions will report directly to Rick Ellenberger, Broadwing Inc. Chairman and CEO.

Schilling will have responsibility for all planning, finance, accounting, tax, and treasury functions. Previously, Schilling was senior vice president, finance and administration for Broadwing Inc. Before joining Broadwing in 1999, Schilling served as chief financial officer for AutoTrader.com, where he oversaw financial accounting, reporting, planning, budgeting, and billing operations.

"Tom is a focused and talented financial professional who brings impressive telecommunications knowledge and tremendous energy to the position," said Ellenberger.

McCann will oversee Broadwing's audit, internal controls, and business process operations. Since joining the Company in 1990, she has served in a number of senior finance positions, most recently as senior vice president, corporate finance. Prior to joining the Company, McCann held several finance positions at Litton Industries and PriceWaterhouse Coopers.

"Mary's extraordinary diligence and thoroughness will continue to ensure that our business processes are straightforward and transparent," said Ellenberger.